Exhibit 99.8

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
August 12, 2004

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                       ANNOUNCES 37.5% NET INCOME INCREASE
                          FOR THE 2Q '04 VERSUS 2Q `03

DENVER, COLORADO, August 12, 2004...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices, announced results for the quarter ended June 30, 2004. The Company reported net income increased 37.5% to $424,000, or $.33 per share of common stock on a diluted basis for the quarter ended June 30, 2004 compared to net income of $309,000, or $.21 per share of common stock on a diluted basis for the quarter ended June 30, 2003. Total dental group practice revenue increased $542,000, or 4.9% to $11.7 million for the quarter ended June 30, 2004 compared to total group practice revenue of $11.1 million for the quarter ended June 30, 2003. For the quarter ended June 30, 2004, net revenue increased $205,000 to $8.1 million, or 2.6% when compared to net revenue of $7.9 million for the corresponding period in 2003. The Company's earnings before interest, taxes depreciation and amortization (EBITDA) increased $63,000, or 5.4% to $1,237,000 for the quarter ended June 30, 2004 compared to $1,174,000 for the quarter ended June 30, 2003.

For the six months ended June 30, 2004, net income increased 45.8% to $853,000, or $.66 per share of common stock on a diluted basis compared to net income of $585,000, or $.39 per share of common stock on a diluted basis for the six months ended June 30, 2003. Total dental group practice revenue increased $1.3 million, or 6.1% to $23.4 million for the six months ended June 30, 2004 compared to $22.0 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, net revenue increased $569,000 to $16.2 million, or 3.6%, when compared to net revenue of $15.6 million for the corresponding period in 2003. EBITDA for the six months ended June 30, 2004 increased $172,000, or 7.4% to $2.5 million compared to $2.3 million for the six months ended June 30, 2003.

Fred Birner, Chief Executive Officer, stated "We are pleased with the Company's earnings growth in 2004 and continued strong cash flow from operations. During the first six months of 2004, the Company has reduced its total debt by $1.6 million to $1.5 million outstanding at June 30, 2004. We will open the previously announced de novo site in the Phoenix market by the end of August. In addition, we have signed leases for two additional de novo sites: one in the Denver market, which we anticipate to have open by year-end, and the other in the Phoenix market, with an anticipated opening of third quarter 2005."

Effective August 10, 2004, James M. Ciccarelli resigned as a director of the Company for personal reasons. Dennis N. Genty, Chief Financial Officer, Secretary, Treasurer and a director of the Company, also resigned as a director effective August 10, 2004 in order that the Company may remain in compliance with applicable Nasdaq rules that require that a majority of the company's directors must be independent according to specified criteria. After these actions, the Company's independent directors are Brooks G. O'Neil, Paul E. Valuck, D.D.S. and Thomas D. Wolf. The Company's other directors are Frederic W.J. Birner, Chairman and Chief Executive Officer, and Mark A. Birner, D.D.S., President. Mr. Wolf will replace Mr. Ciccarelli as Chairman of the Company's Audit Committee.

On August 10, 2004, the Board of Directors approved an additional $500,000 for the Company to make open-market purchases of its Common Stock. Such purchases will be made from time-to-time on an opportunistic basis, as the Company's management deems appropriate.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2004 the Company managed 54 dental offices, of which 37 were acquired and 17 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review year and quarter ended June 30, 2004 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, August 12, 2004, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on August 12th, the rebroadcast number is 1-800-839-0860 with the pass code of 1414. This rebroadcast will be available through August 26, 2004.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer

(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                Quarters Ended June 30,                  Six Months Ended June 30,
                                          ---------------------------------         --------------------------------
                                               2003                2004                 2003                 2004
                                          -----------           -----------         -----------          -----------
NET REVENUE (a)                           $ 7,880,470           $ 8,085,785         $15,609,228          $16,178,144

DIRECT EXPENSES:
    Clinical salaries and benefits          3,002,902             3,027,701           6,013,741            6,079,706
    Dental supplies                           478,576               496,777             923,173              960,912
    Laboratory fees                           669,624               640,350           1,269,126            1,270,546
    Occupancy                                 870,260               879,985           1,733,968            1,767,543
    Advertising and marketing                  95,719               190,816             193,658              337,766
    Depreciation and amortization             565,459               458,127           1,147,486              930,471
    General and administrative                777,848               869,436           1,529,088            1,692,570
                                           ----------            ----------         -----------           ----------

                                            6,460,388             6,563,192          12,810,240           13,039,514
                                            ---------             ---------           ---------           ----------
    Contribution from dental offices        1,420,082             1,522,593           2,798,988            3,138,630
CORPORATE EXPENSES:
    General and administrative                811,860               743,867           1,611,698            1,561,956
    Depreciation and amortization              74,767                54,325             154,749              110,922
                                           ----------            ----------          ----------           ----------

    Operating income                          533,455               724,401           1,032,541            1,465,752
    Interest expense, net                      35,845                17,386              88,648               43,710

    Income before income taxes                497,610               707,015             943,893            1,422,042
    Income tax expense                        189,093               282,806             358,679              568,817
                                            ---------            ----------          ----------            ---------

    Net income                            $   308,517           $   424,209         $   585,214           $  853,225
                                          ===========           ===========         ===========            =========

Net income per share of Common Stock:
    Basic                                 $        .23          $       .36         $       .43           $      .72
                                          ============          ===========         ===========            =========
    Diluted                               $        .21          $       .33         $       .39           $      .66
                                          ============          ===========         ===========            =========

Weighted average number of shares of
Common Stock and dilutive securities:
    Basic                                    1,341,461            1,189,791           1,374,195            1,189,221
                                             =========            =========           =========            =========
    Diluted                                  1,476,919            1,298,301           1,505,183            1,297,063
                                             =========            =========           =========            =========

a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $11,663,435 for the three months ended June 30, 2004 compared with $11,121,493 for the three months ended June 30, 2003 and was $23,379,072 for the six months ended June 30, 2004 compared to $22,034,074 for the six months ended June 30, 2003.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,          June 30,
                                                                                       2003                2004
                                                                                  -------------         -----------
                                                                                        **              (Unaudited)
                       ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                     $   1,110,786         $    916,005

    Accounts receivable, net of allowance for doubtful accounts
       of $215,838 and $230,495, respectively                                         2,673,041            2,897,163
    Deferred tax asset                                                                  121,475              121,475
    Prepaid expenses and other assets                                                   736,424              531,818
                                                                                    -----------          -----------
                Total current assets                                                  4,641,726            4,466,461

PROPERTY AND EQUIPMENT, net                                                           2,680,169            2,367,461

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           14,732,349           14,352,190
    Deferred charges and other assets                                                   155,461              157,358
                                                                                    -----------          -----------
                Total assets                                                        $22,209,705          $21,343,470
                                                                                    ===========          ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                          $  3,990,467         $  4,452,539
    Income taxes payable                                                                190,883              198,100
    Current maturities of long-term debt                                                351,847              364,302
                                                                                    -----------          -----------
             Total current liabilities                                                4,533,197            5,014,941

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                         349,801              349,801
    Long-term debt, net of current maturities                                         2,735,576            1,150,506
    Other long-term obligations                                                         179,884              176,636
                                                                                    -----------          -----------
                Total liabilities                                                     7,798,458            6,691,884

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 1,203,511 and 1,196,593 shares issued and
       outstanding, respectively                                                     12,428,363           11,994,098
    Retained earnings                                                                 1,982,884            2,657,488
                                                                                    -----------          -----------
                Total shareholders' equity                                           14,411,247           14,651,586
                                                                                    -----------          -----------
                Total liabilities and shareholders' equity                          $22,209,705          $21,343,470
                                                                                    ===========          ===========

** Derived from the Company's audited consolidated balance sheet at December 31, 2003

Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Depreciation and Amortization Expense, Depreciation and Amortization Expense - Corporate, Interest Expense, Net and Income Tax Expense to Net Income as in the table below.




                                                           Quarters Ended June 30,                  Six Months Ended June 30,
                                                      ----------------------------------         -------------------------------
                                                          2003                 2004                 2003                 2004
                                                      ------------          ------------         -------------       -----------
RECONCILIATION OF EBITDA:
    Net income                                        $    308,517          $    424,209         $     585,214       $   853,225
    Depreciation and amortization -  Offices               565,459               458,127             1,147,486           930,471
    Depreciation and amortization - Corporate               74,767                54,325               154,749           110,922
    Interest expense, net                                   35,845                17,386                88,648            43,710
    Income tax expense                                     189,093               282,806               358,679           568,817
                                                       -----------          ------------          ------------       -----------
 EBITDA                                                $ 1,173,681           $ 1,236,853           $ 2,334,776       $ 2,507,145
                                                       ===========           ===========           ===========       ===========


Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by group practices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

                                             Quarters Ended June 30,                 Six Months Ended June 30,
                                          -----------------------------        ---------------------------------
                                             2003              2004                 2003                 2004
                                          -----------       -----------        ------------         ------------
Total dental group practice revenue       $11,121,493       $11,663,435        $ 22,034,074         $ 23,379,072
Amounts retained by group practices        (3,241,023)       (3,577,650)         (6,424,846)          (7,200,928)
                                          -----------       -----------        ------------         ------------

Net revenue                               $ 7,880,470       $ 8,085,785        $ 15,609,228         $ 16,178,144
                                          ===========       ===========        ============         ============